[EZ LOGO]

                             SUBSCRIPTION AGREEMENT
                             ----------------------

       YOUR PROPERLY COMPLETED SUBSCRIPTION AGREEMENT MUST BE RETURNED TO:
 EZ BANCORP, INC. STOCK INFORMATION CENTER, C/O TUCKER ANTHONY CAPITAL MARKETS,
                     P.O. BOX 4548, LANCASTER, PA 17604-4548

This Subscription Agreement, properly executed and with the correct payment, must be received before the termination of the offering period at 12:00 noon EST, on [DATE HERE], or the earlier termination of the offering at our discretion in accordance with provisions described in the Prospectus that was provided to you along with this Subscription Agreement. If we offer shares after the offering period as described in the Prospectus, this Subscription Agreement may be accepted, at our sole discretion, for purchases during such additional offering period.


                                NUMBER OF SHARES
Please fill in the number of shares of Common Stock that you wish to purchase and the total purchase price. The purchase price is $10.00 per share. The minimum order is 500 shares. The maximum number of shares that may be purchased is 56,250 shares per individuals or group of individuals acting together. We reserve the right to waive these purchase limitations, at our sole discretion, on a case-by-case basis.

                               STOCK REGISTRATION
Please print the name(s) in which you want the stock registered. Enter the Social Security Number or Tax I.D. Number of one of the registered owners. Only one number is required. Indicate the manner in which you wish to take ownership by checking the appropriate box below. If necessary, check "other" and specify the type of ownership desired. If the stock is purchased for a trust, the date of the trust agreement and trust title must be indicated below.

                                     PAYMENT
Please enclose a check, bank draft or money order made payable to "[NAME OF ESCROW AGENT], escrow agent for eZ Bancorp, Inc." in the amount of the total purchase price. All subscription amounts received and accepted by the Company will be deposited into a non-interest bearing escrow account at [ESCROW AGENT]. Payment may be made by wire transfer by making advance arrangements with the Stock Information Center at (xxx) xxx-xxxx.

                                TELEPHONE NUMBERS
Please enter a daytime and an evening telephone number where we may contact you in the event that we cannot process your Subscription Agreement as received.

                                 ACKNOWLEDGMENT
Please sign and date this Subscription Agreement where indicated on the next page. When subscribing as a custodian, corporate officer, or other representative of an entity, please add your signature and title where indicated.

                                            Total
Number of                  Price Per        Purchase
Shares                     Share            Price
____________            x  $10.00     =     $______________

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Form of stock ownership (check one):
[  ] Individual
[  ] Joint Tenants WROS
[  ] Tenants in Common
[  ] Corporation
[  ] Fiduciary/Trust Under Agreement dated____________
[  ] Partnership
[  ] Uniform Gift to Minors
[  ] Individual Retirement Account
[  ] Other ______________________
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Name(s) in which the stock is to be registered

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Name(s) in which the stock is to be registered

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Street Address

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City             State              Zip

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Social Security or Tax ID Number                           Evening Phone

                                                     --------------------------
                                                           Daytime Phone

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                              FOR OFFICE USE ONLY
Date Received ___________________       Batch # _________________________
Branch-Rep. # ___________________       Order # _________________________
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*PLEASE READ THE REMAINDER OF THIS DOCUMENT
AND SIGN AS INDICATED*

*THE SHARES OF COMMON STOCK ARE NOT BANK
DEPOSITS AND ARE NOT INSURED BY THE FDIC OR
ANY OTHER GOVERNMENTAL AGENCY*

This  Subscription  Agreement,  properly  executed and with the correct payment, must be received before the termination of the offering period. This Subscription Agreement will be deemed received upon the date of delivery of the Subscription Agreement, with payment, to the Company at the address set forth above. This Subscription Agreement may be returned by mailing it in the postage prepaid envelope.

I (We) (hereinafter referred to as the "Undersigned") acknowledge receipt of the Prospectus dated [date here]. The Undersigned understands that, after receipt by the Stock Information Center, this Subscription Agreement may not be modified, withdrawn or revoked without the consent of the Company, and that the Company has the right to accept or reject, in whole or in part, this Subscription
Agreement prior to the consummation of the offering. If this Subscription Agreement is rejected in whole or in part, the applicable stock order funds will be promptly returned to the prospective investor, without interest. This Subscription Agreement is binding, after acceptance by the Company, upon the heirs, estate, legal representatives, assigns and successors of the Undersigned and shall survive the death, disability or dissolution of the Undersigned. The Undersigned agrees not to transfer or assign the common stock except in accordance with all applicable state and federal laws and regulations.

Representations, Warranties, Acknowledgements and Subscription Agreements of the
--------------------------------------------------------------------------------
Undersigned.  The Undersigned represents,  warrants,  acknowledges and agrees as
-----------
follows:

     (a) The Undersigned recognizes that (i) the common stock is a speculative investment involving a high degree of risk including those set forth in the section of the Prospectus entitled "Risk Factors;" (ii) there is no guaranty that the Undersigned will realize any gain from the common stock; and (iii) the Undersigned could lose the total amount of the Undersigned's investment in the common stock; (iv) no federal or state agency has made any finding or determination regarding the fairness of the offering of the common stock for investment, or any recommendation or endorsement of the offering, or the information contained in the Prospectus and (v) no information or representations have been given to the Undersigned by representatives of the Company or anyone else other than those which are contained in the Prospectus.

     (b) FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY: If the Undersigned is a partnership, corporation, trust or other entity, (i) the Undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified copy of the corporate resolution(s) authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement); (ii) the person executing this Subscription Agreement on behalf of the Undersigned has the full power and authority to execute this Subscription Agreement on behalf of the Undersigned and to make the representations and warranties made herein on its behalf; and (iii) this investment in the Company has been affirmatively authorized, if required, by the governing board of the Undersigned and is not prohibited by the governing documents of the Undersigned.

Indemnification.  The Undersigned  acknowledges  and understands the meaning and
---------------
legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company and its officers, directors and counsel harmless from and against any and all claims, actions or suits arising out of a breach of any representation, warranty or acknowledgment of the Undersigned contained in this Subscription Agreement. Such indemnification shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

The provisions in this Subscription Agreement shall be construed and enforced according to the laws of the State of Michigan. In the event there is any conflict between the Prospectus and this Subscription Agreement, then the terms set forth in the Prospectus shall be controlling. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only in writing executed by the party to be bound thereby.

                                NASD AFFILIATION
Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), certain persons may not be eligible to purchase shares.

If you are an owner, director, officer, partner, agent or employee of a NASD member firm or an associate or a member of the immediate family of any such person, please initial the following line. ___________

If you are a senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account; or a person who is employed in the securities department of any such institution or who otherwise may influence the buying and/or selling of securities by any of such institutions; or a member of the immediate family of any such person, please initial the following line.
____________

                                 SUBSTITUTE W-9
I (We) am/are not subject to backup withholding either (1) because I (we) am/are exempt from back-up withholding, (2) I (we) have not been notified that I (we) am/are subject to back-up withholding as a result of a failure to report all interest on dividends, or (3) the Internal Revenue Service has notified me (us) that I (we) am/are no longer subject to back-up withholding. (YOU MUST CROSS OUT 2 IF THE IRS NOTIFIED YOU THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING.)

                                 ACKNOWLEDGMENT
Under the penalties of perjury, I (we) certify that the information contained herein, including the Social Security Number or Taxpayer Identification Number given above, is true, correct and complete.

IF INDIVIDUAL:


--------------------------------      -----------------------------------------
SIGNATURE                   DATE       SIGNATURE (IF SECOND SIGNATURE
                                       REQUIRED)                          DATE



IF ENTITY:


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NAME OF ENTITY


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BY:  PRINT NAME/TITLE


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SIGNATURE                            DATE



                    THIS SUBSCRIPTION AGREEMENT IS NOT VALID
                 UNLESS SIGNED. FOR ASSISTANCE, PLEASE CALL THE
                   STOCK INFORMATION CENTER AT (XXX) XXX-XXXX

February 2001


Dear Prospective Investor:

                     RE: Initial Public Offering Invitation

     I am pleased to announce that eZ Bancorp, Inc. is offering Common Stock to the general public in an initial public offering with the assistance of our selling agent, Tucker Anthony Capital Markets. I hope you will review the enclosed Prospectus and join us in creating a new and unique banking company.

     eZ Bancorp and our planned subsidiary, eZ Community Bank (in organization), is a new concept for financial service consumers in the state of Michigan. The Bank will initially focus on retail deposits and bill payment services delivered primarily over the Internet. Unlike other banks that offer products over the Internet our strategy is to market our products and services locally instead of nationally. We will focus our marketing efforts initially in the Grand Rapids and Southeastern Michigan areas and gradually expand our business into the nine most populated metropolitan markets in Michigan. We believe our larger, out-of-state competitors have not adequately served the banking needs of our target markets.

     The foundation for eZ Bancorp is a solid management team and a strong Board of Directors, which represents a substantial resource of financial and intellectual capital. Our organizers, myself included, are former officers of the previously acquired Community First Bank of Lansing, Michigan. The officers and directors of eZ Bancorp would like to extend to you a personal invitation to meet us and learn more about our Company at a Community Information Meeting to be held on February xx, 2001, at the //Fill in place here//. The meeting will begin at 7 PM and will last approximately one hour. Please call our Stock Information Center at (xxx) xxx-xxxx for reservations.

     To order shares of common stock, complete the enclosed Subscription Agreement and return it with your payment for the shares in the enclosed postage-paid envelope. Further details can be found in the Prospectus section entitled "The Offering - Method of Subscription".

     We are delighted to introduce this opportunity to you and hope you will join with us as an investor and customer. Please call our Stock Information Center if you have questions about the Company and/or the Offering or would like to attend the Community Information Meeting. Thank you for your consideration.

                                   Sincerely,



                                   John W. Abbott
                                   President and CEO

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFERING IS MADE ONLY BY THE PROSPECTUS WHICH SHOULD BE READ
                           THOROUGHLY AND WITH CARE.

                   [Tucker Anthony Capital Markets letterhead]




February 2001


Dear Prospective Investor:

     We are pleased to announce the offering of eZ Bancorp, Inc. (the "Company") Common Stock to our clients and the general public in a community offering. Tucker Anthony Capital Markets is serving as selling agent for the Company in the offering. Please review the enclosed Prospectus and other materials carefully. If you have questions, contact the Stock Information Center at xxx-xxx-xxxx.


     Thank you for your interest.

                                      Sincerely,




                                      Tucker Anthony Capital Markets